                                                                   Exhibit 10.6


                               LETTER AGREEMENT
                               ----------------

1. This Letter Agreement is intended to supplement the Product Purchase Agreement between Accent Color Sciences, Inc. ("ACS") and International Business Machines Corporation ("IBM") which is expected to be signed by the parties within twenty (20) days hereof.

2. The parties by signing this Letter Agreement wish to confirm and commit, as stated hereinafter, to the various obligations that are set forth herein as inducements to enter into the Product Purchase Agreement.

3. ACS wishes to confirm to IBM its understanding and intention to make production units of its web, color printing systems; designed for use in combination with the IBM 3900 printing system and improved 3900 printing systems, available to IBM in accordance with the terms of the Product Purchase Agreement in time for commercial sale by IBM during the third calendar quarter of 1996.

4. ACS confirms its intention to make ACS production units, which may be used in combination with other, non-IBM web printing systems available for commercial sale starting June 1, 1997. ACS further confirms that if the first commercial sales by IBM of ACS' web, color printing systems designed for use in combination with the IBM 3900 printing system and improved 3900 printing systems are delayed through the fault of ACS, including the fault of ACS' vendors and suppliers, ACS confirms that the availability of other, non-IBM web printing systems will be delayed in equal measure.

5. ACS is also planning to have units with enhanced printheads available in limited quantities by October of 1996. First priority for the installation of these printheads will be given to units with the earliest contract dates; specifically the True Color 390 printer for IBM and the True Color 135 printer (cut sheet) for others, in equal volumes. ACS additionally confirms its commitment to provide a web, color printing system having enhanced printheads to IBM for use in combination with a current IBM 3900 model or an improved 3900 model in time for demonstration at the 1996 Xplor International Printing Convention to be held during the fourth quarter of 1996. It is IBM's responsibility to insure that the specific 3900 printing system used at the Xplor Convention will work satisfactorily with ACS' web, color printing system having enhanced printheads.

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IBM/ACS Letter Agreement                                               Page 1

6. In the event that ACS cannot fulfill its commitment to provide a web, color printing system having enhanced printheads to IBM for use in combination with the IBM 3900 or a then current, improved 3900 printing system in time for demonstration at the 1996 Xplor International Printing Convention, then ACS agrees to make a fifteen percent (15%) reduction in the price of all production units of the then current ACS web, color printing system ordered or accepted by IBM up through the fourth quarter of 1996, up to, but not exceeding the larger of (a) an aggregate dollar amount of price reduction of two hundred fifty thousand dollars ($250,000) or (b) the total amount of advance deposits received in 1996 by ACS, as of the initial date of Xplor, from IBM against orders of production units of the ACS True Color web printer.

7. ACS further confirms and commits that it will not make web, color printing systems having enhanced printheads available for use or demonstration in combination with other, non-IBM web, printing systems until after the 1996 Xplor Convention is completed.

8. These production introduction schedules are a function of ACS' best estimates of the time required for it to meet general availability schedules, recognizing that the ACS web color printing system for combination with IBM 3900 products will be available for general market introduction well in advance of any other ACS web system combination in view of the substantial IBM lead time associated with this effort and the priority which ACS efforts on behalf of IBM and IBM efforts on behalf of ACS have been given. Based on a continuation of the excellent working relationship and effort being made by both IBM and ACS on this project, ACS is committed to maintaining these delivery schedules in accordance with the foregoing commitments.

9. This Letter Agreement shall become null and void and have no further force and effect on the parties if:

        a. the Product Purchase Agreement is not signed by April 15, 1996; or

        b. IBM terminates the Product Purchase Agreement prior to June 1, 1997;
           or

        c. IBM markets an alternative to the ACS web, color printing system designed for use in combination with the IBM 3900 printing system and its enhancements prior to June 1, 1997.


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IBM/ACS Letter Agreement                                                 Page 2

10. This Letter Agreement shall not be used for promotional purposes or discussed with any other party except by the mutual written agreement of the parties; provided, however, that either of the parties may disclose or discuss this Letter Agreement and its terms pursuant to a court or government agency order or requirement or as otherwise may be required by law or by one of the parties hereto to assert its rights hereunder.



ACCENT COLOR SCIENCES, INC.               INTERNATIONAL BUSINESS MACHINES
                                          CORPORATION



By: /s/ Richard J. Coburn                 By: /s/ Gregory F. Flemming
   -----------------------------------       -----------------------------------


Name:   Richard J. Coburn                 Name:   Gregory F. Flemming
     ---------------------------------         ---------------------------------


Title:  President and CEO                 Title:  Director of Business Alliances
      --------------------------------          --------------------------------


Date:   February 23, 1996                 Date:   February 23, 1996
     ---------------------------------         ---------------------------------




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IBM/ACS Letter Agreement                                                  Page 3